Exhibit 99.1

VAALCO ENERGY, INC. ANNOUNCES RECORD PRODUCTION AND SALES VOLUMES FOR 2024

HOUSTON – January 21, 2025 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“Vaalco” or the “Company”) today provided an operational update that included record production and sales volumes for 2024.

Highlights and Key Items:

•Recorded full year 2024 sales volumes of 24,100 to 24,600 working interest (“WI”) barrels of oil equivalent per day (“BOEPD”), at the midpoint of its guidance range of 23,500 to 25,100 WI BOEPD;
oFull year 2024 sales volumes were 19,400 to 19,800 net revenue interest (“NRI”) BOEPD, at the midpoint of the Company’s guidance range of 18,800 to 20,300 NRI BOEPD;
•Generated Q4 2024 sales volumes of about 23,600 to 24,000 WI BOEPD, or 19,100 to 19,500 NRI BOEPD, both within guidance;
•Produced between 24,550 and 25,050 WI BOEPD for full year 2024, in line with the midpoint of its full year guidance range of 24,100 to 25,400 WI BOEPD;
oFull year 2024 production volumes were 19,800 to 20,200 NRI BOEPD, above the midpoint of the Company’s guidance range of 19,300 to 20,600 NRI BOEPD; and
•Delivered Q4 2024 production of about 25,100 to 25,600 WI BOEPD, or 20,600 to 21,000 NRI BOEPD, in line with guidance.

George Maxwell, Vaalco’s Chief Executive Officer commented, “We completed another successful year in 2024 where the Company achieved record operational performance. As we look forward to 2025, we are excited about the major projects that we have planned which are expected to deliver a step-change in organic growth across our portfolio in the coming years. I am proud of what we have accomplished over the past several years and believe that we are well-positioned to take Vaalco to another level with the opportunities we plan to pursue. We remain focused on maximizing value and generating strong operational cash flow to fund our numerous organic opportunities moving forward, all while continuing to return capital to our shareholders through the quarterly dividend policy.”

About Vaalco

Vaalco, founded in 1985 and incorporated under the laws of Delaware, is a Houston, Texas, USA based, independent energy company with a diverse portfolio of production, development and exploration assets across Gabon, Egypt, Cote d’Ivoire, Equatorial Guinea, Nigeria and Canada.

For Further Information

Vaalco Energy, Inc. (General and Investor Enquiries)	+00 1 713 543 3422
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Barry Archer	Vaalco@buchanan.uk.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan” and “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements relating to (i) estimates of future drilling, production, sales and costs of acquiring crude oil, natural gas and natural gas liquids; (ii) expectations regarding Vaalco's ability to effectively integrate assets and properties it has acquired as a result of the Svenska acquisition into its operations; (iii) expectations regarding future exploration and the development, growth and potential of Vaalco’s operations, project pipeline and investments, and schedule and anticipated benefits to be derived therefrom; (iv)

expectations regarding future acquisitions, investments or divestitures; (v) expectations of future dividends; (vi) expectations of future balance sheet strength; and (vii) expectations of future equity and enterprise value.

Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: risks relating to any unforeseen liabilities of Vaalco; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; risks relating to the timing and costs of completion for scheduled maintenance of the FPSO servicing the Baobab field; and the risks described under the caption “Risk Factors” in Vaalco’s 2023 Annual Report on Form 10-K filed with the SEC on March 15, 2024 and subsequent Quarterly Reports on Form 10-Q filed with the SEC.

Dividends beyond the fourth quarter of 2024 have not yet been approved or declared by the Board of Directors for Vaalco. The declaration and payment of future dividends remains at the discretion of the Board and will be determined based on Vaalco’s financial results, balance sheet strength, cash and liquidity requirements, future prospects, crude oil and natural gas prices, and other factors deemed relevant by the Board. The Board reserves all powers related to the declaration and payment of dividends. Consequently, in determining the dividend to be declared and paid on Vaalco common stock, the Board may revise or terminate the payment level at any time without prior notice.

Inside Information
This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of Vaalco is Matthew Powers, Corporate Secretary of Vaalco.